                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         Analysis & Technology, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                         Analysis & Technology, Inc.
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]

                                                                    July 7, 1995

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of the Company which will be held at 10:00 a.m., Tuesday, August 8, 1995 at The Mystic Hilton, Coogan Boulevard, Mystic, Connecticut.

     The formal Notice of the Annual Meeting of Shareholders and Proxy Statement accompanying this letter provide detailed information concerning matters to be considered and acted upon at the meeting.

     Whether or not you plan to attend the Annual Meeting, please mark, sign, date and return the enclosed proxy at your earliest convenience. If you later attend the meeting and wish to vote in person, you may withdraw your proxy and so vote at that time.

     I look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                      /S/ G.P. BENNETT
                                         -------------
                                          G.P. Bennett
                                          President and CEO

- --------------------------------------------------------------------------------

                 NOTICE OF 1995 ANNUAL MEETING OF SHAREHOLDERS
- --------------------------------------------------------------------------------

To the Shareholders of Analysis & Technology, Inc.:

     The 1995 Annual Meeting of Shareholders of Analysis & Technology, Inc. will be held at 10:00 a.m., E.D.T., at The Mystic Hilton, Coogan Boulevard, Mystic, Connecticut on August 8, 1995 to consider and act on the following matters:

     1. Election of directors;

     2. Ratification of the appointment of independent public accountants for fiscal year 1996;

     3. Approval of the 1995 Stock Option Plan;

     4. Any other matters which may properly come before the meeting.

Shareholders of record at the close of business on June 9, 1995 are entitled to notice of and to vote at the meeting and any adjournment thereof.

                                      /S/ DAVID M. NOLF
                                         --------------
                                          David M. Nolf
                                          Executive Vice President/Secretary

July 7, 1995

- --------------------------------------------------------------------------------

YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING YOU MAY VOTE IN PERSON OR BY PROXY.

- --------------------------------------------------------------------------------

                          ANALYSIS & TECHNOLOGY, INC.
                                    ROUTE 2
                                  P.O. BOX 220
                      NORTH STONINGTON, CONNECTICUT 06359

                          P R O X Y   S T A T E M E N T

                                    GENERAL

     This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Analysis & Technology, Inc. (the "Company") for use at the 1995 Annual Meeting of Shareholders to be held at The Mystic Hilton, Coogan Boulevard, Mystic, Connecticut on August 8, 1995 at 10:00 a.m., E.D.T., and all postponements or adjournments thereof (the "Annual Meeting"). This proxy statement and the accompanying proxy card and Annual Report are being mailed to shareholders on or about July 7, 1995. Shareholders are requested to mark, sign, date and return the enclosed proxy card. Execution of the proxy card will not affect the shareholder's right to attend the meeting and vote in person.

                               PROXIES AND VOTING

     It is important that all shareholders' votes be represented at the Annual Meeting either in person or by proxy. Each proxy will be voted as directed by the shareholder. Unless specifically directed otherwise, however, proxies will be voted in favor of each of the nominees and in favor of each of the proposals indicated in the meeting notice.

     A proxy may be revoked by delivering a written notice of revocation to the Secretary of the Company, by delivering an executed proxy card bearing a later date to the Secretary of the Company or by appearing at the Annual Meeting and voting in person.

     Each share of the Company's common stock entitles the holder thereof to one vote upon any business properly presented at the Annual Meeting. At the close of business on June 9, 1995, the record date, there were 2,377,390 shares of common stock issued and outstanding. Unless otherwise noted in this proxy statement, all matters to come before the meeting that are listed on the Notice of Meeting require the affirmative vote of a majority of those shares present in person or by proxy and voting at the Annual Meeting to be adopted, assuming that a quorum is present. A majority of the outstanding shares entitled to vote must be present in person or represented by proxy at the Annual Meeting to constitute a quorum. Abstentions and broker non-votes will be treated as shares which are present and entitled to vote for purposes of determining a quorum but those shares will not be treated as having been voted for purposes of determining the approval of any matter submitted to shareholders for a vote.

     Participants in the Company's Employee Stock Ownership Plan and in its Savings and Investment Plan are receiving instruction forms with this proxy statement rather than a proxy card. The instruction form is to be used by such participants to direct voting instructions to the trustees. Shares allocated to a participant's account cannot be voted unless the instruction form is signed and returned.

                                 ANNUAL REPORT

     An Annual Report to Shareholders is being mailed with this proxy statement and should be referred to with regard to the Company's performance in fiscal year 1995.

                         ITEM 1. ELECTION OF DIRECTORS

GENERAL

     Under the Company's Certificate of Incorporation, the Board of Directors is divided into three classes whose terms are staggered to expire in different years. The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting of shareholders for a full three-year term. There are at present seven directorships, the number having been set by the Board of Directors in accordance with the Company's by-laws.

     The terms of three directors, Mr. Larry M. Fox, Mr. David M. Nolf and Mr. Dennis G. Punches, expire at the Annual Meeting. The Board of Directors will nominate these three directors for re-election for terms expiring in 1998. Unless otherwise indicated on any proxy card, the proxy will be voted to re-elect these directors.

     The Board of Directors knows of no reason why any nominee for director would be unable to continue to serve as a director. If any nominee should for any reason be unable to serve, the shares represented by all valid proxies not containing contrary instructions may be voted for the election of such other person as the Board may recommend in his or her place, or the Board may reduce the number of directorships to eliminate the vacancy.

BACKGROUND INFORMATION ABOUT CURRENT DIRECTORS

     Set forth below, in alphabetical order, as of May 1, 1995, are the names and ages of all current directors, including the three directors whose terms expire in 1995 and who will be nominated for re-election. The information set forth includes, as to each person, the positions and offices held with the Company, the period of service to the Company in such capacities, and a brief account of the person's business experience. Family relationships among the Board are summarized at the conclusion of this section.

Gary P. Bennett

     Gary P. Bennett, 53, is President and Chief Executive Officer of the Company. He joined the Company in 1972, became an Executive Vice President in 1978, was named Chief Operating Officer in 1984, became President in 1991 and Chief Executive Officer in November 1992. He is also an officer and director of various wholly owned subsidiaries of the Company. In addition, he is chairman of the board of directors of Automation Software Incorporated, the Company's joint venture with Brown & Sharpe Manufacturing Company. He is a director of Washington Trust Bancorp, Inc. and a trustee of The Mystic Marinelife Aquarium. Mr. Bennett has served as a director of the Company since 1979. His present term of office expires in 1996.

James B. Fox

     James B. Fox, 67, has been a director of the Company since 1972. He has been Chairman of the Board since November 1992. In 1986, Mr. Fox retired from his position as President of Mobil Oil Credit Corporation, a wholly owned subsidiary of Mobil Oil Corporation that handles its credit functions. He had been an employee of Mobil Oil Corporation since 1949. His present term of office expires in 1996.

Larry M. Fox

     Larry M. Fox, 42, has been a director of the Company since 1978. Mr. Fox has been the Purchasing Manager of VTEL Corporation, a company which manufactures and supports video teleconferencing equipment and systems, since 1991. From 1989 to 1991 he was Vice President and General Manager of Royal Vans of Texas, Inc., a company involved in recreational vehicle conversion and from 1981 to 1989 he was Manager of Purchasing/Customer Services of the Building Services Division of Honeywell, Inc. His present term of office expires in 1995 and he will be nominated for re-election.

Nelda S. Nardone

     Nelda S. Nardone, 56, has been a director of the Company since 1977. She was corporate secretary from 1976 until 1985. Her present term of office expires in 1997.

Thurman F. Naylor

     Thurman F. Naylor, 75, has been a director of the Company since 1989. Mr. Naylor has been President and sole stockholder of Cameras and Images International, Inc., a company involved in the purchase and sale of photographic materials, since 1984. Prior to 1984, Mr. Naylor was Chairman and President of Standard Thomson Corporation and Thomson International Corporation, manufacturers of temperature, pressure and electronic controls. He has also been a director of Benthos, Inc., a fabricator of oceanographic equipment, since 1987 and a director of CREME de la CREME, which buys, sells and exhibits cameras and images, since October, 1994. His present term of office expires in 1997.

David M. Nolf

     David M. Nolf, 52, is Executive Vice President, Chief Financial and Administrative Officer and Secretary of the Company. Mr. Nolf has served in these capacities since 1985. He joined the Company in 1971 and became a Senior Vice President in 1979. He has been a Company director since 1976 and served as Chairman of the Board from 1978 to May 1985. He is also an officer and director of various wholly owned subsidiaries of the Company. In addition, he is a director of Automation Software Incorporated, the Company's joint venture with Brown & Sharpe Manufacturing Company. Mr. Nolf also serves as a trustee of The Westerly Hospital. His present term of office expires in 1995 and he will be nominated for re-election.

Dennis G. Punches

     Dennis G. Punches, 59, has been a director of the Company since May 1992. He is chairman of Payco American Corporation, the accounts receivable management company he founded in 1959. Mr. Punches serves as a trustee of Carroll College and as a director of Intrum Justitia-Netherlands. His present term of office expires in 1995 and he will be nominated for re-election.

     Maurice W. Fox, a co-founder of the Company who died in 1978, was Nelda S. Nardone's husband. James B. Fox, Maurice W. Fox's brother, is the father of Larry M. Fox.

NOMINATING PROCESS

     Pursuant to the Company's by-laws, nominations for the election of directors may be made by the Board of Directors or by a nominating committee appointed by the Board of Directors. The directors named above for re-election will be nominated at the Annual Meeting by the Board of Directors. Any shareholder entitled to vote in the election of directors may nominate one or more persons for election as directors at an annual meeting, if written notice of such shareholder's intention to make such nomination or nominations has been given in the manner provided in the Company's by-laws at least 90 days in advance of the annual meeting. Any such notice must set forth the information required by the by-laws concerning identification and standing of the shareholder and the nominee(s), their relationship, information about the nominee(s) and consent of the nominee(s). As no such notices were received, no nominations from shareholders will be accepted at the Annual Meeting.

COMMITTEES OF THE BOARD AND MEETINGS OF THE BOARD AND COMMITTEES

     The standing committees of the Board of Directors are as follows: an Audit Committee comprised of Larry M. Fox and Nelda S. Nardone; a Compensation Committee comprised of Thurman F. Naylor and Dennis G. Punches; and a Stock Option Committee comprised of James B. Fox, Larry M. Fox and Nelda S. Nardone. In fiscal 1995 the Board of Directors met five times. During the period, the incumbent directors attended 100% of the meetings of the Board of Directors and meetings of the committees of the Board of which they were members. In addition, Board of Directors' action was taken by unanimous written consent seven times during the year in lieu of meetings. The Audit Committee met four times with three of the four meetings conducted via teleconferences; the Compensation Committee acted twice by unanimous written consent; and the Stock Option Committee acted seven times by unanimous written consent.

     The Audit Committee monitors and approves all services provided by the Company's independent public accountants, consults with the accountants on the scope of the audit and the adequacy of internal controls, reviews audit reports and accompanying management letters and advises the Board on the annual selection of the Company's independent public accounting firm.

     The Compensation Committee reviews and recommends to the Board all forms of remuneration and perquisites for the Company's officers at the level of senior vice president and higher and monitors the Company's compliance with all applicable executive compensation rules.

     The Stock Option Committee administers the Company's various stock option plans and is responsible for awarding stock option grants to key employees.

     There are no standing nominating committees of the Board of Directors or committees performing similar functions.

COMPENSATION OF DIRECTORS

     Members of the Board of Directors who are not also full-time employees of the Company receive a retainer of $14,000 per year and also receive a meeting fee of $1,500 for each Board or committee meeting they attend in person. In addition to the directors' retainer and meeting fees, Mr. James B. Fox, Chairman of the Board, receives an annual retainer of $50,000. All directors are reimbursed for their travel and lodging expenses.

     The Company maintains a deferred compensation plan, pursuant to which the Chairman of the Board and any director of the Company, who is not also an employee of the Company or an employee of an affiliate of the Company, may elect annually to defer from 10% to 100% of his or her annual compensation from the Company. A deferred income account is established in the name of each participant with self-directed investment options. While the right of the participant to receive deferred compensation equal to the amount in such account is always 100% vested, such right is that of a general, unsecured creditor of the Company. Benefits are payable under the plan following the director's retirement as a director, upon the director's death or in the event of financial hardship.

SECURITY OWNERSHIP OF MANAGEMENT AND 5% SHAREHOLDERS

     To the best knowledge of the Company based on information provided to it in connection with filings made with the Securities and Exchange Commission and the Company's stock records, the following table sets forth the beneficial ownership of the Company's common stock as of June 1, 1995 by beneficial owners of more than 5% of the Company's outstanding common stock, of each director and executive officer named in the Summary Compensation Table and of all executive officers and directors as a group.

                                                                 AMOUNT AND NATURE OF       PERCENT OF
            NAME AND ADDRESS OF BENEFICIAL OWNER               BENEFICIAL OWNERSHIP (2)       CLASS
- -------------------------------------------------------------  ------------------------     ----------
A&T Employee Stock Ownership Trust (1)                                  456,116(3)             19.2
Dimensional Fund Advisors, Inc. (1)                                     125,000(4)              5.3
Lindner Fund, Inc. (1)                                                  123,512                 5.2
Nelda S. Nardone                                                        117,807(5)              5.0
Gary P. Bennett                                                          90,507(6)              3.7
David M. Nolf                                                            75,929(7)              3.2
Thomas J. Will                                                           42,976(8)              1.8
James B. Fox                                                             38,298(9)              1.6
Jay W. Ryerson                                                           29,162(10)             1.2
Larry M. Fox                                                             26,004(11)             1.1
Gerald Snyder                                                            15,625(12)               *
Dennis G. Punches                                                         1,000                   *
Thurman F. Naylor                                                         1,000                   *
Executive Officers and Directors as a Group                             438,308(13)            17.4

- ---------------
     (*) Indicates less than 1.0%

     (1) The address for Lindner Fund, Inc. is 7711 Carondelet Avenue, Box 16900, St. Louis, MO 63105. The address for Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. The address for the individual shareholders and the Company's Employee Stock Ownership Trust is c/o Analysis & Technology, Inc., Route 2, P.O. Box 220, North Stonington, Connecticut 06359.

     (2) Beneficial ownership of a security consists of sole or shared voting power, including the power to direct the vote and/or sole or shared investment power, including the power to dispose or direct the disposition with respect to a security, whether through any contract, arrangement, understanding, relationship or otherwise. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by each of them, except for shares of common stock held by the Company's Employee Stock Ownership Trust for which such persons have voting power, and shared dispositive power, and except as may be disclosed in the following footnotes.

     (3) Includes 40,403 shares which are also reported as being beneficially owned by other parties named in the table and by all executive officers and directors as a group who are among the beneficiaries of the trust. The Trustees of this trust only have a limited right to dispose of the shares held in the trust. The right to vote the allocated shares belongs to the employee beneficiaries in accordance with the number of shares credited to their accounts in the trust. The Trustees of this trust have the right to vote any shares not allocated to the accounts of employee beneficiaries.

     (4) Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 125,000 shares of Analysis & Technology, Inc. stock as of December 31, 1994, all of which shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

     (5) Includes 1,700 shares held by Mrs. Nardone's husband for which she may be deemed to have shared voting and investment powers.

     (6) Includes 3,200 shares held by Mr. Bennett's wife for which Mr. Bennett may be deemed to have shared voting and investment powers and includes 54,767 shares subject to options which are exercisable within 60 days of June 1, 1995.

     (7) Includes 4,000 shares held by Mr. Nolf's wife and 17,600 shares held jointly by Mr. and Mrs. Nolf, for which Mr. Nolf may be deemed to have shared voting and investment powers; and includes 23,883 shares subject to options which are exercisable within 60 days of June 1, 1995.

     (8) Includes 35,800 shares subject to options which are exercisable within 60 days of June 1, 1995.

     (9) Includes 4,298 shares held by Mr. Fox's wife, for which Mr. Fox may be deemed to have shared voting and investment powers.

     (10) Includes 200 shares held by Mr. Ryerson's wife for which Mr. Ryerson may be deemed to have shared voting and investment powers and 21,917 shares subject to options which are exercisable within 60 days of June 1, 1995.

     (11) Includes 2,823 shares held by Mr. Fox's wife, 6,477 shares held by Mr. Fox for a minor child; 4,400 shares held by Mr. Fox for a second minor child; and 400 shares held jointly by Mr. and Mrs. Fox, for which Mr. Fox may be deemed to have shared voting and investment powers.

     (12) Includes 13,533 shares subject to options which are exercisable within 60 days of June 1, 1995.

     (13) Includes the shares listed in notes (5)-(12) above and 13,533 shares subject to options which are exercisable within 60 days of June 1, 1995.

                      Report of the Compensation Committee
                         and the Stock Option Committee
                           on Executive Compensation

Introduction

     This report is provided by the Company's Compensation Committee and the Stock Option Committee to assist shareholders in understanding the objectives and procedures used in establishing the compensation of the Company's President/Chief Executive Officer ("CEO") and other senior Company executives for the Company's fiscal year ended March 31, 1995.

     The Compensation Committee reviewed and recommended to the Board of Directors the overall remuneration and perquisites for the Company's CEO and other officers at the level of senior vice president and higher. Based on the recommendations of the Compensation Committee, the Board of Directors determined the compensation to be paid to the CEO and officers at the level of senior vice president and higher for the Company's fiscal year ended March 31, 1995. The Stock Option Committee is responsible for administering the Company's stock option plans. The Compensation Committee and the Stock Option Committee are composed solely of non-employee directors.

Compensation Philosophy and Principles

     The design of the Company's executive compensation program is based on four fundamental principles. First, compensation awards are directly related to the financial results of the Company or a business unit and to individual contributions and accomplishments. The second principle underlying the program is that it should offer compensation opportunities comparable to those provided by other companies with which the Company competes both for business and for employees. It is essential that the Company be able to retain and reward talented executives who are critical to its long-term success in its competitive marketplace. The third principle is that an appropriate balance between base salary and short-and long-term incentive opportunities should be maintained. The final principle is that the compensation program must provide a long-term incentive for executives to continue providing service to the Company by directly linking the long-term success and prosperity of executives to the long-term success and prosperity of the Company.

Independent Compensation Consultant Review

     In carrying out its compensation philosophy and principles, the Company has periodically utilized the services of an independent compensation consultant to review the Company's executive compensation program. These reviews have focused on (i) the competitiveness and appropriateness of annual total compensation, defined as salary and cash incentive bonus under the Performance Incentive Compensation Plan; (ii) the design and performance goals of the Performance Incentive Compensation Plan; and (iii) an analysis of the total compensation of the CEO and four other senior executive positions compared with the comparable compensation as determined by reference to both published and proprietary surveys and a review of seven peer companies as reported in their proxy statements. The conclusions and recommendations of the consultant have been considered this past year by the Compensation Committee in its implementation of the Company's executive compensation program.

     The Compensation Committee intends to continue periodically to use the services of an independent consultant to assess both the appropriate components to be included in the total compensation package of the CEO and the senior executives and the competitive status of the Company's compensation program.

Key Elements of Executive Compensation

     The Company's executive compensation program consists of three basic elements-base salary, annual performance incentives and long-term incentives.

*  Base Salary

     The Compensation Committee recommends base salaries for the Company's senior executives, working with advice submitted by the CEO and the Company's senior human resources staff. The base salary is established after reviewing industry, peer group and national compensation data provided by the consultant, focusing on the median percentile of compensation for comparable positions. While some of the companies used as a basis for comparison are selected from the companies comprising the index of SIC Code 8711 used for the Performance Graph which appears on page 14 of this proxy statement, other companies are included in order to concentrate on companies of a comparable size and to include companies with product lines outside engineering services which are similar to those of the Company.

*  Annual Performance Incentives

     Under the Performance Incentive Compensation Plan, key employees of the Company may be awarded annual bonuses in amounts determined by the Compensation Committee. Executive officers and senior managers throughout the Company are eligible for participation in the Performance Incentive Compensation Plan. The purpose of the Performance Incentive Compensation Plan is to deliver competitive levels of compensation for the attainment of financial and non-financial objectives which the Compensation Committee believes are primary determinants of the success of the Company. The Compensation Committee reviews the administration of the overall plan, approves and recommends to the Board of Directors the annual bonuses for senior officers reporting to the CEO, and determines the appropriate award to be recommended to the Board of Directors for the CEO.

     Performance is measured in the business units by attainment of predetermined goals. The Compensation Committee approves corporate goals which provide the basis for the payment of awards. Key financial performance goals for fiscal year 1995 were to achieve growth in earnings per share and revenue. Key non-financial performance goals included increasing contract backlog in defense markets, developing A&T's high potential employees, and continuing to implement a diversification strategy into commercial and civil government markets. For fiscal 1995, the typical executive officer's award, including the CEO, was weighted as follows: 75% based upon financial performance results and 25% based upon non-financial performance results. Within the financial performance category, the order of priority was as follows: earnings per share and revenue growth. With respect to the non-financial performance factors, business diversification was deemed most significant, followed in order of priority by human resources development and increasing contract backlog in defense markets. Each participant has a target award expressed as a percentage of base salary. The percentage increases for higher positions within the Company, thereby placing a greater percentage of total compensation at risk for those individuals with greater responsibility for business results. This year, the Compensation Committee reviewed the Company's performance against the goals, and made adjustments for unusual items as appropriate. Actual awards for individuals are adjusted upward or downward from the target to reflect the fiscal year-end results of the Company or business unit and are further dependent upon the individual's contribution during the year. Compensation under the Performance Incentive Compensation Plan is paid in cash during the first quarter of each fiscal year for services rendered during the previous fiscal year. Based on survey data, the Compensation Committee believes that target awards for senior executives under the Performance Incentive Compensation Plan for the last fiscal year are at the low end of the competitive range.

*  Long-Term Incentives

     The fourth principle of the Company's executive compensation program, the provision of long-term incentives to its executives, is realized through the Company's various stock option plans. The Stock Option Committee determines at its discretion the key employees of the Company to whom options are awarded, the number of shares of the Company's common stock for which options are granted, and whether the options granted are incentive or non-qualified options. Incentive stock options are granted under these plans at fair market value at the time of the option grant and have a term of seven years. Options are exercisable in cumulative annual installments of 20% of the total number of shares covered. The potential gain to the recipients will depend on the Company's future stock price.

     In fiscal 1995, stock options were granted to selected key employees. In setting the size of grants for executives, the Stock Option Committee took into consideration an employee's position, individual performance, number and terms of stock options presently held, and the total number of shares available for issuance under the various stock option plans.

Compensation of the CEO

     As reported in the Summary Compensation Table on page 11 of this Proxy Statement, Mr. Bennett's salary was $210,372 for fiscal year 1995. In determining the overall level of Mr. Bennett's compensation, the Committee took into consideration his performance and survey information provided by an independent, professional compensation consultant. Considering Mr. Bennett's and the Company's performance, and the fact that in 1994 Mr. Bennett's base salary of $192,981 was low compared to the compensation paid for the President and CEO position at the surveyed companies, the Committee took action to bring his base salary closer to competitive market levels.

     The Committee recommended, and the Board approved, a fiscal year 1995 incentive award of $40,000 reflecting the Committee's assessment of Mr. Bennett's performance against his objectives. Mr. Bennett's key financial objectives were earnings per share and revenue growth. The first financial objective was 96 percent achieved, while the second one was slightly exceeded. Mr. Bennett's non-financial objectives consisted of: (1) continuing to implement a diversification strategy into commercial and civil government markets; (2) developing A&T's high potential employees; and (3) increasing contract backlog in defense markets. The first non-financial objective was partially achieved and the last two were fully achieved. The Company continued to make progress in its diversification efforts with nondefense revenue up 10% for the year including an increase in commercial sales of 25%.

     A stock option to acquire 5,000 shares was granted to Mr. Bennett during fiscal year 1995. This award was consistent with the total compensation strategy, approved by the Committee, whereby stock options serve as an important piece of Mr. Bennett's total compensation package.

Omnibus Budget Reconciliation Act Implications for Executive Compensation

     It is the responsibility of the Compensation and Stock Option Committees to address the issues raised by the recent change in the tax laws which made certain non-performance-based compensation to executives of public companies in excess of $1,000,000 non-deductible to the Company beginning in 1995. In this regard, the Committees must determine whether any actions with respect to this new limit should be taken by the Company. At this time, it is not anticipated that any Company executive officer will receive compensation in excess of this limit during 1995. Therefore, the Compensation Committee has not taken any action to comply with the new limit. The Compensation Committee will continue to monitor this situation and will take appropriate action if it is warranted in the future.

     The Compensation and Stock Option Committees believe that executive compensation for fiscal 1995 adequately reflects their policies, which are to align executive compensation with the Company's overall business strategy, values and management initiative, and to ensure that the Company's goals and performance are consistent with the interests of its shareholders.

COMPENSATION COMMITTEE       STOCK OPTION COMMITTEE
- ----------------------       ----------------------
Thurman F. Naylor            James B. Fox
Dennis G. Punches            Larry M. Fox
                             Nelda S. Nardone

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table summarizes all the compensation paid to the Company's CEO and to each of the Company's four most highly compensated executive officers other than the CEO for services rendered in all capacities to the Company for the fiscal years ended March 31, 1995, 1994 and 1993, respectively.

                                    TABLE I

                           SUMMARY COMPENSATION TABLE

                                          ANNUAL COMPENSATION       LONG-TERM
                                                                   COMPENSATION
     NAME AND PRINCIPAL       FISCAL    -----------------------    ------------       ALL OTHER
          POSITION             YEAR     SALARY (1)    BONUS (2)    OPTIONS (3)     COMPENSATION (4)
- ----------------------------  ------    ----------    ---------    ------------    ----------------
G.P. Bennett                   1995      $210,372      $40,000           5,000         $ 10,133
President and Chief
  Executive                    1994       192,981       37,000               0            8,996
  Officer                      1993       161,071       31,000          12,000            6,414
D.M. Nolf                      1995      $191,492      $35,000           4,000         $ 10,371
Executive Vice President,
  Chief                        1994       178,295       34,000               0            8,494
  Financial and
    Administrative             1993       156,091       28,000          12,000            6,327
  Officer
T.J. Will, Sr.                 1995      $166,563      $33,000           3,000         $ 12,765(5)
Executive Vice President,      1994       163,695       12,000               0           17,330(5)
  Corporate Development        1993       148,945       25,000          10,000           16,293(5)
  Manager
J.W. Ryerson                   1995      $170,833      $40,000           4,000         $  7,734
Executive Vice President,      1994       156,439       30,000               0            6,573
  Chief Operating Officer      1993       128,721       25,000          10,000            5,012
G. Snyder                      1995      $121,392      $19,500           3,500         $  4,717
Senior Vice President,         1994       114,627       22,500           2,000            4,012
  Planning, Corporate          1993        99,903       15,000           8,000            3,663
  Manager, Finance & Budgets
D.L. Tubesing (6)              1995      $165,963      $     0           3,000         $    486
Executive Vice President       1994        31,285       25,000          10,000           10,000(7)
  Interactive Multimedia       1993             0            0               0                0
  Group

- ---------------
(1) Includes salary amounts paid and deferred, including the value of benefits paid and deferred, pursuant to the Company's Managers' Benefit Options Plan, the Officers Benefit Options Plan and the Deferred Compensation Plan.

(2) Includes bonus amounts paid and deferred pursuant to the Company's Performance Incentive Compensation Plan and the Deferred Compensation Plan. Amounts represent bonus awards determined for the performance year indicated and paid in the following year.

(3) Options were granted pursuant to the Company's various stock option plans.

(4) Represents Company contributions to the Company's Savings and Investment Plan, 401(k) Restitution Plan, and Employee Stock Ownership Plan on behalf of each named officer.

(5) Includes cash payment in lieu of vacation.

(6) Mr. Tubesing was hired in January 1994 and left the Company in February
1995.

(7) Represents a sign-on bonus paid to Mr. Tubesing in January 1994.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth information with respect to grants of stock options pursuant to the various Company stock option plans during the fiscal year ended March 31, 1995 to the executive officers identified in the Summary Compensation Table. Under all of the stock option plans, other than the 1994 and 1995 Stock Option Plans, an optionee may elect to relinquish up to 30% of an option being exercised and receive a cash payment equal to the number of shares covered by the portion of the option relinquished multiplied by the difference between the option price per share and the fair market value of a share of the Company's common stock at the time of election. With respect to the executive officers named in the Summary Compensation Table, this right is subject to the discretionary consent of the Stock Option Committee. (See Table II)

                                    TABLE II

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               4/1/94 TO 3/31/95

                                                                               POTENTIAL REALIZABLE VALUE
                                      INDIVIDUAL GRANTS
                   -------------------------------------------------------
                    NUMBER OF       % OF TOTAL                                 AT ASSUMED ANNUAL RATES OF
                    SECURITIES     OPTIONS/SARS                                 STOCK PRICE APPRECIATION
                    UNDERLYING      GRANTED TO      EXERCISE                      FOR OPTION TERM (4)
                   OPTIONS/SARS    EMPLOYEES IN     PRICE PER   EXPIRATION     --------------------------
      NAME         GRANTED (#)    FISCAL YEAR (1)   SHARE (2)    DATE (3)      0% (5)     5%        10%
- -----------------  ------------   ---------------   ---------   ----------     ------   -------   -------
G.P. Bennett           5,000            3.7          $ 15.00     11/23/01        $0     $30,533   $71,154
D.M. Nolf              4,000            3.0          $ 15.00     11/23/01        $0     $24,426   $56,923
T.J. Will, Sr.         3,000            2.2          $ 15.00     11/23/01        $0     $18,320   $42,692
G. Snyder              3,500            2.6          $ 15.00     11/23/01        $0     $21,373   $49,808
J.W. Ryerson           4,000            3.0          $ 15.00     11/23/01        $0     $24,426   $56,923
D.L. Tubesing          3,000            2.2          $ 15.00     03/10/95(6)     $0     $18,320   $42,692

- ---------------

(1) 134,100 stock options were granted to all employees of the Company as a group during the fiscal year ended March 31, 1995.

(2) The exercise price is at the average of the high and low market prices on the date of grant. The exercise price may be paid in cash, by delivery of shares of common stock of the Company at fair market value, or by a combination of cash and shares.

(3) Incentive stock options generally have a seven-year term and non-qualified stock options have a term of up to ten years and one day as determined by the Stock Option Committee. Options are exercisable over their respective periods from the date of grant in cumulative annual installments of 20% of the total number of shares covered. To the extent not already exercisable, the options become fully exercisable in the event of a "change in control" as defined in the Company's various stock option plans.

(4) The dollar amounts under the potential realizable values columns use the 0%, 5% and 10% rates of appreciation as permitted by the SEC, and are not intended to forecast actual future appreciation in the stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's stock. There can be no assurance that the amounts reflected in this table will be achieved. The assumed rates are compounded annually to the full seven year term of the options.

(5) No gain to the option is possible without an increase in stock price appreciation, which will benefit all shareholders commensurately. A zero percent gain in stock price appreciation will result in zero dollars for the optionee.

(6) D.L. Tubesing left the Company on February 17, 1995 and his stock options expired without being exercised on March 10, 1995, twenty-one days after his departure date.

                      AGGREGATED OPTION EXERCISES IN LAST
                 FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table provides information concerning each option exercised during the fiscal year ended March 31, 1995 by each of the executive officers named in the Summary Compensation Table and the fiscal year-end value of unexercised options held by such executive officer. (See Table III)

                                   TABLE III

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES
                               4/1/94 TO 3/31/95
                        ENDING FAIR MARKET VALUE: $12.50

                                                                          VALUE OF UNEXERCISED
                                             NUMBER OF SECURITIES             IN-THE-MONEY
                   SHARES                   UNDERLYING UNEXERCISED          OPTIONS/SARS AT
                 ACQUIRED ON              OPTIONS/SARS AT FY-END (#)           FY-END (1)
                  EXERCISE      VALUE     --------------------------   --------------------------
     NAME            (#)       REALIZED   EXERCISABLE  UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
- ---------------  -----------   --------   -----------  -------------   -----------  -------------
G.P. Bennett            0      $     0       49,767        13,800        $71,236       $ 9,600
D.M. Nolf           8,000      $27,000       23,883         8,000        $55,961       $ 9,600
T.J. Will, Sr.          0      $     0       35,800         6,400        $89,350       $ 8,000
J.W. Ryerson            0      $     0       21,917         8,800        $48,027       $11,400
G. Snyder               0      $     0       13,533         7,200        $19,957       $ 6,400
D.L. Tubesing           0      $     0            0             0        $     0       $     0

- ---------------
(1) Values stated are based on the closing price of $12.50 per share of the Company's Common Stock on the NASDAQ on March 31, 1995, the last trading day of the fiscal year.

                               PERFORMANCE GRAPH

                                           31-MAR-   31-MAR-   31-MAR-   31-MAR-   31-MAR-   31-MAR-
                                             90        91        92        93        94        95
                                           -------   -------   -------   -------   -------   -------
ANALYSIS & TECHNOLOGY....................   $ 100    $114.98   $ 96.54   $101.01   $145.64   $121.72
PEER GROUP INDEX.........................   $ 100    $109.99   $108.83   $ 92.30   $ 82.62   $ 70.78
NASDAQ MARKET INDEX......................   $ 100    $114.21   $145.58   $167.28   $180.59   $201.30

     The above line graph is a comparison of five-year cumulative total return of the Company's common stock with (a) a performance index for the broad market in which the Company's stock is traded and (b) a published industry index. The Company's stock is traded on the NASDAQ National Market, and the Company's four-digit industry SIC Code is 8711, Engineering Services. Accordingly, the performance graph compares the cumulative total return for Company stock with
(a) NASDAQ Market Index and (b) a published industry index comprised of the SIC Code 8711 companies.

     The graph assumes $100 was invested on March 31, 1990 in the stock of companies in the NASDAQ Index, a published industry index, and in Company stock, and that all dividends were reinvested.

     Total shareholder return is calculated using the closing price of the last trade date of the stock for such fiscal year. The stock price performance shown is not intended to forecast or be indicative of the possible future performance of the Company's stock.

                    ITEM 2. RATIFICATION OF THE APPOINTMENT
                       OF INDEPENDENT PUBLIC ACCOUNTANTS

     KPMG Peat Marwick has audited the financial statements of the Company since fiscal year 1980. The selection of KPMG Peat Marwick to audit the Company's financial statements for its fiscal year ending March 31, 1996, has been recommended by the Audit Committee of the Board of Directors and approved by the Board of Directors. In addition to its audit services, KPMG Peat Marwick provides certain non-audit services to the Company, including the preparation of federal and state income tax returns and assistance with government contract procedures. A representative of KPMG Peat Marwick is expected to be in attendance at the Annual Meeting. The representative will be given the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

     The Board of Directors recommends that the shareholders vote in favor of the following resolution at the Annual Meeting:

     RESOLVED: That the appointment of KPMG Peat Marwick by the Board of Directors of the Company to audit the Company's financial statements for its fiscal year ending March 31, 1996 be, and it hereby is, ratified, confirmed and approved.

                    ITEM 3. PROPOSED 1995 STOCK OPTION PLAN

     Other than in fiscal years 1991 and 1993, the Company has adopted employee stock option plans annually since 1978. The Board of Directors has adopted, subject to shareholder approval, a 1995 Stock Option Plan (the "1995 Plan"), which provides for options to be granted to key employees of the Company and its affiliate corporations, like previous stock option plans of the Company. It also provides for the grant of options to directors of the Company who are not employees ("Non-Employee Directors"). The 1995 Plan, if approved by the shareholders at the Annual Meeting by a majority vote of the shares represented in person or by proxy, will cover 110,000 shares of the Company's common stock. No options will be granted under the 1995 Plan until shareholder approval of the 1995 Plan has been obtained. A copy of the 1995 Plan is attached to this proxy statement as Exhibit A.

     The Board of Directors believes that the Company's stock option plans have, to date, successfully assisted the Company in attracting and retaining quality employees and in stimulating their performance. The 1995 Plan is intended to continue those goals. In addition, the 1995 Plan is intended to increase the Non-Employee directors' proprietary interest in the Company and to align more closely their interests with the interests of the Company's shareholders by providing further opportunity for ownership of common stock, thereby giving the Non-Employee Directors of the Company additional incentive to promote the best interests of the Company. The Board of Directors recommends that the shareholders approve the 1995 Plan at the Annual Meeting by adopting the following resolution:

     RESOLVED: That the Analysis & Technology, Inc. 1995 Stock Option Plan covering 110,000 shares of the Company's common stock, in the form delivered to shareholders with the proxy statement for this meeting be, and hereby is, approved, ratified and confirmed.

     A summary of the terms of the 1995 Plan is provided below but is qualified in its entirety by reference to the full text of the 1995 Plan.

     The 1995 Plan provides for awards in the form of stock options. Either incentive or non-qualified options can be granted under the 1995 Plan. To date, no awards have been made under the 1995 Plan. The total number of shares of the Company's common stock available for issuance under the 1995 Plan is 110,000. If any options are forfeited or if options terminate for any other reason prior to exercise, then the underlying shares of common stock again become available for awards under the 1995 Plan.

     The 1995 Plan is administered by a committee (the "Stock Option Committee") of at least three directors, none of whom is, or has been, eligible to receive options under the 1995 Plan other than Options granted to a Non-Employee Director automatically upon his or her election or re-election as a Director in accordance with the terms of the 1995 Plan. With respect to options granted to key employees, the Stock Option Committee designates the key employees of the Company or any affiliate corporation to whom options are awarded and determines the number of shares of the Company's common stock issuable pursuant to the exercise of options granted under the 1995 Plan. The Stock Option Committee determines whether the options granted to key employees of the Company will be incentive or non-qualified options.

     Under the 1995 Plan, options to purchase 5,000 shares of the Company's common stock are granted to each Non-Employee Director automatically upon his or her election or re-election as a director of the Company in years 1995, 1996, and 1997. All such options granted to Non-Employee Directors are non-qualified options. If the 1995 Plan is approved, it is anticipated that in the aggregate, options to purchase 25,000 shares of the Company's common stock will have been granted following the final grant in 1997, if all of the current five Directors who are not executive officers are re-elected at the expiration of their current term.

     The Company estimates that approximately 100 key employees are eligible to participate in the 1995 Plan as well as five Non-Employee Directors. No employee may receive options under the 1995 Plan covering more than 10% of the shares which may be issued under the 1995 Plan. The 1995 Plan has a seven-year term and, if approved by the shareholders at the Annual Meeting, will expire on December 31, 2002.

     The 1995 Plan provides for the granting of incentive and non-qualified stock options, as discussed above. Incentive stock options granted under the 1995 Plan have a seven-year term unless the grant is to a 10% shareholder of the Company, in which case the term is five years. Non-qualified stock options granted under the 1995 Plan may have a term of up to ten years and one day as determined by the Stock Option Committee; provided, however, that non-qualified stock options granted to Non-Employee Directors have a seven-year term.

     Options granted to employees of the Company terminate in connection with the termination of employment pursuant to the terms of the 1995 Plan. Options granted to Non-Employee Directors terminate in connection with the termination of directorship pursuant to the terms of the 1995 Plan. In the event of death, the option holder's estate (whether such option holder was an employee or a Non-Employee Director) has either 180 days from the date of death or until the expiration date of the option, whichever is earlier, to exercise such option holder's rights to the extent such rights were exercisable at the date of death. Options are exercisable over their respective periods from the date of grant in cumulative annual installments of 20% of the total number of shares covered.

     The options under the 1995 Plan allow an option holder to pay for shares purchased upon exercise of an option by cash, by delivery of shares of common stock of the Company at fair market value, or by a combination of cash and shares.

     Option exercise prices are set at the fair market value of the Company's shares on the date of the grant, which is based on the average of the high and low sales prices of the Company's common stock as reported on the NASDAQ National Market ("NASDAQ") on the day such fair market value is to be determined. The average of the high and low sales prices per share of the Company's common stock as reported on NASDAQ on June 23, 1995 was $13.625. As of that date, the aggregate market value of the shares reserved pursuant to the 1995 Plan was $1,498,750.

     The 1995 Plan provides for the immediate exercisability of all options upon a "change in control" (as defined in the 1995 Plan) of the Company.

     The grant of an incentive stock option has no immediate federal income tax consequences to the Company or the optionee. For federal income tax purposes, an optionee will not realize ordinary income upon exercise of an incentive stock option. The subsequent sale of stock received on such exercise will generate a long term capital gain or loss provided the stock is held for the requisite holding periods, which are two years from the date of grant and one year from the date of exercise. A disposition of stock received on such exercise before the requisite holding periods expire produces ordinary income in the year of disposition equal to the difference between the option price and the fair market value of the stock on the date of exercise. The balance of the optionee's gain, if any, on such disposition will be recognized as long-term capital gain if the rules applicable to the holding period for long-term capital assets are satisfied. Special rules apply to disqualifying dispositions of such stock where a loss would be recognized.

     Long term capital gains are currently taxed at a maximum rate of 28%. If incentive stock option shares are purchased for cash, the optionee's income tax basis will be the amount paid. If the optionee pays with previously acquired shares, the optionee's aggregate income tax basis in the new shares will be the same as the aggregate basis of the old shares transferred in the exchange increased by any gain realized and cash paid.

     The Company is not allowed a tax deduction for the benefits conferred upon employees by incentive stock options unless optionees dispose of stock acquired under circumstances which cause recognition of ordinary income. In such circumstances, the Company can take a deduction for the ordinary income realized by the employee.

     Special rules apply to holders of incentive stock options who may be subject to the alternative minimum tax on "tax preferences."

     The grant of a non-qualified stock option would have no immediate federal income tax consequences to the Company or the optionee. Upon exercise of a non-qualified option, in contrast to an exercise of an incentive stock option, the option holder will recognize ordinary income to the extent of the excess of the fair market value of the stock on the date of exercise (or the date of the lapse of the Section 16(b) restrictions, if applicable) over the option price. The Company is entitled to a tax deduction for the ordinary income realized by the employee.

     If non-qualified stock options are exercised using cash, the optionee's tax basis will be the amount paid plus the amount of income recognized. If the optionee pays with previously acquired shares, the tax basis in the shares acquired will be the same as the basis of the shares transferred in the exchange. The tax basis of the additional shares acquired will be their fair market value at the time of exercise.

     To the extent that the exercisability of an option is accelerated as a result of a "change in control," the value of the acceleration (the value of the right to exercise the option sooner than would otherwise have been the case) could be subject to an excise tax imposed on the optionee under Section 4999 of the Code and nondeductible by the employer under Code Section 280G. Such consequences would only follow, however, if the total of the payments contingent on the change in control (including the value of the acceleration) exceeded three times the optionee's base compensation as described in the Code.

     The preceding paragraphs briefly summarize the applicable federal income tax laws applicable to the 1995 Plan and should not be considered as a complete statement thereof.

                             ITEM 4. OTHER BUSINESS

     The Board of Directors knows of no other business which is likely to be brought before the Annual Meeting. However, the persons named in the enclosed proxy card will, at their discretion, vote the shares they represent upon any other business which may properly come before the Annual Meeting.

                                 OTHER MATTERS

     The cost of solicitation of the proxies will be borne by the Company. Proxies may be solicited by directors, officers and employees by mail, telephone, facsimile or in person without additional compensation. Copies of this proxy statement and of the 1995 Annual Report to Shareholders will be delivered by the Company, through the services of Proxy Services Corporation, to brokers, dealers, banks, and voting trustees, or their nominees, for the purpose of having these materials forwarded to beneficial owners. The Company will pay Proxy Services Corporation a service charge anticipated to be $2,000 and will reimburse Proxy Services Corporation for out-of-pocket expenses associated with each delivery, such expenses to include reimbursement of record holders for their reasonable expenses in connection with forwarding materials to beneficial owners. Returned proxies will be processed and tabulated under the supervision of independent Inspectors of Election.

                     COMPLIANCE WITH SECTION 16(A) FILINGS

     Mr. Thurman F. Naylor, a director, made one late Form 4 filing on or about May 12, 1995 which related to a single transaction in which he purchased 1,000 shares of the Company's common stock in an open market transaction.

                           1996 SHAREHOLDER PROPOSALS

     In order for shareholder proposals to be eligible for inclusion in the Company's proxy statement for the 1996 Annual Meeting of Shareholders, they must be received by the Company at its principal office, Route 2, P.O. Box 220, North Stonington, Connecticut 06359, by March 8, 1996.

                                   EXHIBIT A

                          ANALYSIS & TECHNOLOGY, INC.

                             1995 STOCK OPTION PLAN

     1. Definitions: as used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

          1.1. "Affiliated Corporation" shall mean any corporation which controls, is controlled by or is under common control with the Corporation and any predecessor corporation.

          1.2. "Board of Directors" shall mean the Board of Directors of the Corporation.

          1.3. "Committee" shall mean the Committee of Directors of the Corporation to be appointed from time to time by the Corporation's Board of Directors to administer this Plan.

          1.4. "Corporation" shall mean Analysis & Technology, Inc.

          1.5. "Fair Market Value" of the Shares shall be deemed to be the average of the high and low sales price per Share as reported by the NASDAQ National Market System, or by the national securities exchange on which the Shares are traded if they are no longer traded on the NASDAQ National Market System, on the day on which Fair Market Value is to be determined. If there was no trading activity on such date, the average of the high and low sales price per share on the most recent date on which a trade occurred shall be deemed to be the Fair Market Value of a Share on the date in question. If the Shares are not traded on the NASDAQ National Market System or a national securities exchange, Fair Market Value of the Shares shall be determined by the Committee in an equitable manner.

          1.6. "Incentive Stock Options" shall mean those Options granted hereunder or under other plans of the Corporation or any Affiliated Corporation as Incentive Stock Options as defined in, and which by their terms comply with the requirements of such options set out in, Section 422 of the Internal Revenue Code of 1986 and Treasury Regulations issued pursuant thereto.

          1.7. "Non-Employee Director" shall mean a director of the Corporation who is not an employee of the Corporation or an Affiliated Corporation.

          1.8. "Non-Qualified Stock Options" shall mean those Options granted hereunder or otherwise by the Corporation or any Affiliated Corporation which are not designated as Incentive Stock Options as described in Section
     1.6 or, pursuant to Section 6.2, are not treated as Incentive Stock
     Options.

          1.9. "Option" shall mean an option to purchase Shares granted pursuant to the provisions of Section 7 of this Plan.

          1.10. "Optionee" shall mean an employee or Non-Employee Director to whom an Option has been granted under this Plan.

          1.11. "Plan" shall mean the Analysis & Technology, Inc. 1995 Stock Option Plan.

          1.12. "Shares" shall mean shares of the no par value common stock of the Corporation.

          1.13. "Stock Option Agreement" shall mean the agreement between the Corporation and the Optionee under which the Optionee may purchase Shares under this Plan.

          1.14. "Ten Percent Shareholder" shall mean an individual who owns shares of stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of its parent or subsidiary corporation, if any.

     2. Purpose of Plan: The purpose of this Plan is to attract and retain outstanding key employees, to furnish existing key employees with further inducement to continue their employment with the Corporation and to encourage such employees and Non-Employee Directors to acquire a greater stake in the Corporation's success and, thus, provide an additional incentive for them to promote its best interests.
Options granted pursuant to the Plan may be Incentive Stock Options or Non-Qualified Stock Options or both with respect to employees and Non-Qualified Stock Options only with respect to Non-Employee Directors.

     3. Effective Date: The effective date of this Plan is the date on which this Plan is approved by the shareholders of the Corporation subsequent to its adoption by the Board of Directors of the Corporation.

     4. Shares Reserved for Plan: Subject to adjustment as provided in Section 12 hereof, a total of One Hundred Ten Thousand (110,000) Shares of the Corporation shall be subject to this Plan; and such amount of Shares shall be, and is hereby, reserved for sale for such purpose. The Shares subject to this Plan shall consist of authorized but unissued Shares or previously issued Shares reacquired and held by the Corporation as treasury shares. Any of such Shares which may remain unsold and which are not subject to outstanding options at the termination of this Plan shall cease to be reserved for the purpose of this Plan, but until termination of this Plan the Corporation shall at all times reserve a sufficient number of Shares to meet the requirements of this Plan. If any Option granted under this Plan shall expire or terminate for any reason without having been exercised in full, the Shares subject to such Option but not purchased thereunder shall again be available for Options to be granted under this Plan.

     5. Administration of the Plan:

          5.1. The Plan shall be administered by the Committee. The Committee shall consist of not less than three members of the Corporation's Board of Directors. Each member of the Committee shall be a "disinterested person" as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934. Any member of the Committee who ceases to qualify as a "disinterested person" for any reason shall, simultaneously with such disqualification, cease to be a member of the Committee.

          5.2. Subject to the terms of this Plan, including, without limitation,
     Section 7.2 hereof relating to Options granted to Non-Employee directors upon their election or re-election as such, the Committee shall have full and final authority to determine the persons who are to be granted Options under this Plan and the number of Shares subject to each Option.

          5.3. Subject to the terms of this Plan, the Committee shall also have complete authority to interpret this Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Agreement, to determine whether Options to be granted hereunder shall be Incentive Stock Options or Non-Qualified Stock Options, and to make all other determinations necessary or desirable in the administration of this Plan.

     6. Eligibility:

          6.1. The individuals who shall be eligible to participate in this Plan and to receive Options hereunder shall be such key employees of the Corporation and its Affiliated Corporations as the Committee shall, in its sole discretion, determine and Non-Employee Directors in accordance with
     Section 7.2 hereof. In determining the employees to whom Options shall be granted and the number of Shares to be covered by each Option, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Corporation and its Affiliated Corporations and such other factors as the Committee, in its discretion, may deem relevant. Options may be granted to key employees who hold or have held options under previous plans.

          6.2. No employee may receive Options under this Plan covering more than ten percent (10%) of the total number of Shares reserved under Section 4 of this Plan. In addition, the aggregate Fair Market Value (determined as of the time the Option is granted) of Shares with respect to which Incentive Stock

     Options are exercisable for the first time by any employee in any one calendar year (under all stock option plans of the Corporation or any Affiliated Corporation) shall not exceed $100,000. In the event any Option or Options intended as Incentive Stock Options become exercisable (including by reason of acceleration of exercisability as provided in Section 12(b) hereof or otherwise) in such a way that the foregoing limitation would be exceeded in any year, such Option or Options shall be exercisable in such year; but to the extent such exercisability would cause such limitation to be exceeded, the value of the shares in excess of $100,000 shall be treated as Non-Qualified Stock Options when exercised rather than treated as Incentive Stock Options.

     7. Option Grant:

          7.1. Each Option granted under this Plan to an employee of the Corporation shall be evidenced by minutes of a meeting of the Committee or the unanimous written consent of all members of the Committee and by a written Stock Option Agreement effective as of the date of the grant and executed by the Corporation and the employee, which Stock Option Agreement shall set forth such terms and conditions as may be determined by the Committee to be consistent with this Plan.

          7.2. Immediately following the Corporation's annual meeting of shareholders held in the years 1995, 1996 and 1997 each Non-Employee Director elected or re-elected, as the case may be, to office at such meeting automatically shall be granted an option to acquire 5,000 Shares. Each Option granted pursuant to this Section 7.2 shall be evidenced by a written Stock Option Agreement effective as of the date of the grant and executed by the Corporation and the director, which Stock Option Agreement shall set forth such terms and conditions as may be determined by the Committee to be consistent with this Plan. The provisions of this Section
     7.2 shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, the Employee Retirement Income Security Act, or the rules thereunder.

     8. Term of Option:

          8.1. Each Incentive Stock Option shall commence on the date as of which the Stock Option Agreement is effective between the Corporation and the Optionee and shall terminate seven (7) years thereafter; provided, however, that if at the time the Option is granted the Optionee is a Ten Percent Shareholder the Option shall terminate five (5) years thereafter. Each Non-Qualified Option shall commence on the date as of which the Stock Option Agreement is effective between the Corporation and the Optionee and shall terminate, in the case of a Non-Qualified Option granted other than to a Non-Employee Director, at such time as is provided in the relevant Stock Option Agreement, up to ten (10) years and one (1) day after the date of the grant and, in the case of a Non-Qualified Option granted to a Non-Employee Director, seven (7) years after the date of the grant. In any case, if the Optionee shall cease to be a regular full-time employee of the Corporation, or an Affiliated Corporation, for any reason other than a termination for cause or a termination by reason of death, or, with respect to Non-Employee Directors, if the Optionee shall cease to be a director of the Corporation for any reason other than removal by the shareholders of the Corporation for cause or by reason of death, any unexercised portion of said Option shall terminate sixty (60) days after the date of the termination of employment or directorship, as the case may be, or upon the expiration of the Option, whichever shall first occur.

          8.2. In the event that the Optionee's employment is terminated for cause or with respect to a Non-Employee Director, the Optionee is removed as a director of the Corporation by the shareholders for cause, the unexercised portion of the Option shall terminate immediately upon the giving of the notice of such termination or removal. Nothing in this Plan or in any Option granted pursuant to this Plan shall confer on any Optionee the right to continue in the service of the Corporation or any of its Affiliated Corporations, or interfere in any way with the right of the Corporation or any of its subsidiaries or affiliates to terminate the Optionee's employment at any time or the right of the shareholders of the Corporation to remove or to fail to re-elect any director of the Corporation.

          8.3. In the event of the death of the Optionee, the Optionee's estate shall have the privilege of exercising any rights not theretofore exercised by the Optionee, to the extent that the Optionee was entitled to exercise such rights on the date of the Optionee's death; but in such event, the period of time within which the purchase may be made shall be the earlier of (a) 180 days next succeeding the death of the Optionee or (b) the expiration of the term of the Option.

     9. Exercise of Option: An Option granted under this Plan shall become exercisable in installments as follows: to the extent of twenty percent (20%) of the number of Shares originally covered thereby at any time after the commencement of the Option; and, to the extent of an additional 20% of such number of Shares per year at any time after the commencement of the second, third, fourth and fifth years of the term of the Option; and such installments shall be cumulative. The Option to purchase such Shares may be exercised in whole or in part as to any Shares which have become purchasable under the provisions of the Option at any time during the term of the Option by written notice delivered to the Corporation. Such notice shall state the number of Shares with respect to which the Option is being exercised and shall be accompanied by payment in full of the purchase price of such Shares. Payment shall be made to the Corporation either: (a) in cash (including certified check, bank draft, or money order); or (b) by delivering Shares already owned by the Optionee, which shall be valued at their Fair Market Value on the day on which notice of exercise is received by the Corporation; or (c) a combination of such Shares and cash. Delivery of Shares pursuant to alternative (b) or (c) above shall be accomplished by the Optionee's delivery of one or more stock certificates representing at least the number of Shares to be used to pay for the option exercise, duly endorsed for transfer or accompanied by one or more properly executed stock powers, together with written instructions to the Corporation as to the number of Shares to be used for payment. Unless the Shares to be purchased have been registered under the applicable securities laws, a notice of exercise hereunder shall be accompanied by an investment letter indicating nondistributive intent in a form approved by the Committee.

     10. Option Price: The purchase price per Share shall be the Fair Market Value of a Share as of the effective date of the Stock Option Agreement entered into between the Corporation and the Optionee. Provided, however, with respect to Incentive Stock Options, if at the time the Option is granted the Optionee is a Ten Percent Shareholder, the purchase price per Share for said Optionee shall be one hundred ten percent (110%) of the Fair Market Value of a Share as of the effective date of the Stock Option Agreement entered into between the Corporation and the Optionee.

     11. Non-assignability of Option: The Option to purchase shall not be transferable by the Optionee and shall be exercisable, during the Optionee's lifetime, only by the Optionee.

     12. Adjustment Upon Fundamental Corporate Change:

             (a) Notwithstanding any other provisions of this Plan, each Stock Option Agreement shall contain such provisions as the Committee shall determine to be appropriate for the adjustment of the number, kind, class or issuer of Shares subject to such Option, the option price and/or such other provisions as the Committee shall deem advisable or necessary in connection with fundamental corporate changes of the Corporation by reason of any stock dividend, stock split, recapitalization, combination or exchange of Shares, merger, consolidation, acquisition of property or stock, the sale of substantially all corporate assets, separation, reorganization or liquidation and the like.

             (b) Notwithstanding any other provision of this Plan or any Option granted hereunder, each Option granted under this Plan and still outstanding shall become immediately exercisable in the event that there is a "Change in Control" of the Corporation; provided, however, that in the case of an Incentive Stock Option, such acceleration of exercisability shall be subject to the limitations of Section 6.2 of this Plan. For purposes of this Plan, the term "Change in Control" shall mean the acquisition of 25% or more of the Beneficial Ownership of the voting securities of the Corporation by any Person either directly or indirectly or acting through one or more other Persons; provided, however, that, for purposes of this Plan, no Change in Control shall be deemed to have occurred if prior to the acquisition of 25% or more of the Beneficial Ownership of the voting securities of the Corporation, the Board of Directors shall have adopted, by not less than a two-thirds vote, a resolution specifically approving such acquisition. A "Person" shall include a natural person, corporation, or other entity, but shall not include any employee benefit plan maintained by the Corporation or an Affiliated Corporation. When two or more Persons act as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding or disposing of the Corporation's stock, such partnership, syndicate or other group shall be considered one Person. "Beneficial Ownership" shall be determined under the then-current provisions of Rule 13d-3 promulgated under the Securities Exchange Act of 1934.

     13. Compliance with Laws: Notwithstanding any other provisions of this Plan, each Stock Option Agreement shall contain such provisions as the Committee shall determine to be appropriate to ensure that the Optionee agrees for the Optionee and the Optionee's legal representatives, that the Option shall not be exercisable by the Optionee or the Optionee's legal representatives, and that the Corporation shall not be obligated to issue any Shares, during a time period in which such exercise would adversely affect the Corporation under applicable state or federal securities laws. The Corporation shall, however, provide Optionee with an opportunity to elect to exercise the Options, within the limits specified in this Plan, at a minimum of approximately once a year and, if not sooner terminated, at the termination of the Option's term. If an Option is terminated early pursuant to Section 8.1 or 8.3 of this Plan, and if the Optionee attempts to exercise the Option, in accordance with its terms, within the period specified in Sections 8.1 or 8.3, as applicable, and if the Corporation determines that it should defer the exercise for the securities laws compliance reasons previously referenced in this Section, then the Corporation may extend the period of time during which an Optionee may exercise the Option. Any such extension shall last only until the next time the Corporation provides the Optionees with an opportunity to exercise Options granted under this Plan.

     The Corporation shall have the right to require the payment (through withholding from the participant's salary, or otherwise as the Corporation shall determine) of any federal and state taxes required to be withheld from any transfer of Shares hereunder (including a transfer of Shares on exercise of an Option granted hereunder).

     14. No Rights in Option Stock: No Optionee shall have any rights as a shareholder with respect to Shares as to which the Option shall not have been exercised and payment made as herein provided, and an Optionee shall have no rights with respect to such Shares not expressly conferred by this Plan.

     15. Effect on Changes in Capital Structure: The existence of the Option to purchase shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the capital stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings, whether of a similar character or otherwise.

     16. Successors: This Plan shall be binding upon any successors of the Corporation.

     17. Amendment and Termination: Unless this Plan shall theretofore have been terminated as hereinafter provided, it shall terminate on December 31, 2002, except as to Options previously granted and outstanding under this Plan at that date, and no Option shall be granted hereunder after that date. This Plan may be terminated, modified, or amended by the shareholders of the Corporation. The Board of Directors may terminate this Plan or make such modifications or amendments thereof as it shall deem advisable, or in order to conform to any change in any law or regulation applicable thereto; provided, however, that the Board of Directors may not, without further approval by the shareholders of the Corporation, in the manner required by Connecticut law, (a) increase the maximum number of Shares as to which Options may be granted under this Plan, except as may be needed to make necessary adjustments pursuant to
Section 12 of this Plan, (b) change the class of Persons eligible to be granted Options, (c) increase the periods during which Options may be granted or exercised, except as provided in Section 13 of this Plan, or (d) provide for the administration of this Plan otherwise than by the Committee. No termination, modification, or amendment of this Plan may, without the consent of an Optionee to whom any Option shall theretofore have been granted, adversely affect the rights of such Optionee under such Option.

PROXY                                                                      PROXY


                          ANALYSIS & TECHNOLOGY, INC.
                             ROUTE 2, P.O. BOX 220
                     NORTH STONINGTON, CONNECTICUT 06359


        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


        The undersigned hereby appoints Gary P. Bennett and Nelda S. Nardone as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of Analysis & Technology, Inc. (the "Company") held of record by the undersigned on June 9, 1995, at the Annual Meeting of Shareholders to be held on August 8, 1995 or any adjournment thereof.


                         (Continued on reverse side)


- --------------------------------------------------------------------------------
                            FOLD AND DETACH HERE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.


1. Election of Directors (terms to expire in 1998) Larry M. Fox, David M. Nolf, Dennis G. Punches

  FOR all nominees      WITHHOLD        (INSTRUCTION: To withhold authority to
listed above (except    AUTHORITY       vote for any individual nominee, write
  as marked to the     to vote for      that nominee's name in the space
     contrary).        all nominees     provided below.)
                       listed above.

       / /                 / /          --------------------------------------


2. Proposal to ratify the selection of KPMG Peat Marwick as the independent public accountants of the Company for the fiscal year ending March 31, 1996.

   FOR          AGAINST         ABSTAIN

   / /            / /             / /


3. Approval of the 1995 Stock Option Plan.

   FOR          AGAINST         ABSTAIN

   / /            / /             / /


4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


PLEASE MARK INSIDE BLUE BOXES SO THAT DATA PROCESSING EQUIPMENT WILL RECORD YOUR VOTES


The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

Each person named to the left is asked to sign this proxy exactly as his or her name appears, including the title "Executor," "Trustee," etc., if the same is indicated. If more than one person's name is set forth, all should sign. If stock is held in the name of a corporation or partnership, this proxy should be executed by a properly authorized person.

Dated: __________________________________________________________________, 1995

_______________________________________________________________________________
                                Signature

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
                        Signature, if held jointly

Shareholders planning to attend the Annual Meeting in person are asked to check this block / /.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                          FOLD AND DETACH HERE